Exhibit 10.6

MEMBER PLEDGE AGREEMENT

THIS MEMBER PLEDGE AGREEMENT (as the same may be amended, restated, modified and otherwise supplemented from time to time, this “Pledge Agreement”), dated as of August 25, 2006 is made by BLAST ENERGY SERVICES, INC., a California corporation (“Pledgor”), in favor of LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”).
W I T N E S S E T H :
WHEREAS, pursuant to the terms of (a) that certain Securities Purchase Agreement dated as of August 25, 2006 by and between Pledgor and Laurus (including all annexes, exhibits and schedules thereto, dated as of the date hereof and as otherwise from time to time amended, restated, supplemented and otherwise modified, the “Securities Purchase Agreement”), and (b) that certain Secured Term Note executed by Pledgor in favor of Laurus in the aggregate principal amount of Forty Million Six Hundred Thousand Dollars ($40,600,000) (as from time to time amended, restated, supplemented and otherwise modified, the “Note”), Laurus has agreed to provide certain financial accommodations to Pledgor;

WHEREAS, Pledgor is the legal and beneficial owner of the Pledged Interests (as hereinafter defined); and

WHEREAS, in order to induce Laurus to continue to provide financial accommodations to Pledgor under the Securities Purchase Agreement and the Note, Pledgor agreed to secure its obligations under the Securities Purchase Agreement, the Note and the Related Documents (as defined in the Securities Purchase Agreement) by, among other things, pledging the Pledged Interests to Laurus in accordance herewith.

NOW, THEREFORE, in consideration of the premises and to induce Laurus to enter into the Securities Purchase Agreement and to continue to provide financial accommodations to Pledgor, Pledgor hereby agrees with Laurus as follows:

1. Defined Terms.

(a)Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement, and the following terms which are defined in the Code (as defined below) are used herein as so defined: Accounts, Chattel Paper, General Intangibles and Instruments.

(b)The following terms shall have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” means (i) the Pledged Interests, (ii) all General Intangibles arising out of or constituted by the LLC Agreement in respect of the Pledged Interests, (iii) all Accounts arising out of the LLC Agreement in respect of any Pledged Interests, and (iv) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

“Documents” means this Pledge Agreement, the Securities Purchase Agreement, the Note, the other Related Agreements and all other documents, instruments, agreements and certificates at any time delivered by any Person executed in connection herewith or therewith.

“Event of Default” shall have the meaning given to such term in Section 9.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Issuers” shall have the meaning given to such term in Section 5(a).

“LLC Agreement” means the Amended and Restated Regulations of Eagle Domestic Drilling Operations LLC, a Texas limited liability company, dated as of August ___, by and between Eagle Domestic Drilling Operations LLC and Pledgor, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof.

“Permitted Transfer” means any sale, assignment, transfer, exchange or other disposition of any Pledged Interests by Pledgor or any permitted successor or assign, whether in exchange for money or other property, gift, bequest or otherwise, permitted under the LLC Agreement and under the terms of this Pledge Agreement.

“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Pledged Interests” means the interest of Pledgor listed on Schedule 1 hereto in the Issuers, including, without limitation, all of Pledgor’s right, title and interest to participate in the operation or management of the Issuers, if any, and all of Pledgor’s rights to properties, assets, membership interests and distributions under the LLC Agreement, if any, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuers to Pledgor in respect of the Pledged Interests while this Pledge Agreement is in effect and any other limited liability company interest obtained by Pledgor in the Issuers during the term hereof.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.

“Secured Obligations” means all unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Note after the maturity of the Note and interest accruing at the then applicable rate provided in the Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) all obligations and liabilities of Pledgor to Laurus under the Note and the other Documents and all other obligations and liabilities of Pledgor to Laurus, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, the other Documents, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Laurus that are required to be paid by Pledgor pursuant to the terms of the Note and the other Documents).

2. Pledge; Grant of Security Interest. Pledgor hereby transfers and assigns to Laurus all of the Pledged Interests of Pledgor and hereby grants to Laurus a first priority security interest in the Collateral of Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

3. Delivery to Laurus.

(a)Pledgor shall deliver to Laurus (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Collateral and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Collateral of Pledgor. Prior to delivery to Laurus, all such certificates and instruments constituting Collateral of Pledgor shall be held in trust by Pledgor for the benefit of Laurus pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

(b)If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Laurus, duly endorsed in a manner satisfactory to Laurus, to be held as Collateral pursuant to this Pledge Agreement.

(c)Pledgor authorizes Laurus to file such UCC or other applicable financing statements as may be reasonably requested by Laurus in order to perfect and protect the security interest created hereby in the Collateral.

(d)Pledgor agrees to execute and deliver to Laurus such other consents, acknowledgments, agreements, instruments and documentation as Laurus may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Laurus of all of Pledgor’s right, title and interest in and to the Collateral and any distributions with respect thereto.

4. Transfer Powers. If at any time any equity interest in any Issuer is evidenced by a certificate or other written instrument or document (a “certificate”), Pledgor shall immediately deliver such certificate to Laurus and, concurrently with the delivery to Laurus of each certificate by Pledgor, Pledgor shall deliver an undated transfer power covering such certificate, duly executed in blank with, upon the request of Laurus, signature guaranteed, in the form attached hereto in Schedule 2 or such other form as reasonably acceptable to Laurus to be held as part of the Collateral pursuant hereto.

5. Representations and Warranties. Pledgor represents and warrants that:

(a)The Pledged Interests identified in Schedule 1 and set forth adjacent to Pledgor’s name constitutes all of Pledgor’s limited liability company interests or other beneficial interests of any kind in the issuers as shown thereon (the “Issuers”) and accurately reflects the ownership interest of Pledgor in the Issuers.

(b)All equity contributions required to be made under the LLC Agreement or applicable law to Issuers by Pledgor have been made in connection with Pledgor’s Pledged Interests.

(c)Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests of Pledgor, free of any and all liens or options in favor of, or claims of, any other Person, except for the security interest created by this Pledge Agreement or otherwise pursuant to the LLC Agreement.

(d)To the best of Pledgor’s knowledge, the exercise by Laurus of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction, in each case, binding on or affecting Pledgor or any of its property.

(e)No authorization, approval or action by, and no notice of filing with any Governmental Authority or with any Issuer is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) to the best of Pledgor’s knowledge, for the exercise by Laurus of its rights and remedies hereunder (except as may be required by the Uniform Commercial Code in the applicable jurisdiction or laws affecting the offering and sale of securities).

(f)The Pledged Interest are “securities” for purposes of Article 8 of the Code (as defined below) and “investment property” for the purposes of Article 9 of the Code, and the terms of the LLC Agreement so provides.

(g)Upon the delivery by Pledgor to Laurus of the certificates representing the Collateral and duly executed transfer powers with respect thereto, the security interest created by this Pledge Agreement will constitute a valid, perfected first-priority security interest in the Pledged Interests of Pledgor and in the other Collateral arising therefrom, enforceable in accordance with its terms against all creditors of Pledgor, each Issuer or any Person purporting to purchase any Pledged Interests of Pledgor (or any portion thereof) therefrom or otherwise claiming by, through or under Pledgor or such Issuer, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(h)In the case of any Pledged Interest that are uncertificated, upon full execution and delivery of a control agreement by and among Pledgor, Issuer and Laurus, by virtue of the execution and delivery by the Pledgor of this Pledge Agreement, Laurus will have a valid and perfected first lien upon and security interest in the Pledged Interests as security for the payment and performance of the Obligations.

6. Covenants. Pledgor covenants and agrees with Laurus that, from and after the date of this Pledge Agreement until this Pledge Agreement is terminated and the security interests created hereby are released, that:

(a) If Pledgor shall, as a result of its ownership of the Pledged Interests of Pledgor, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Interests of Pledgor, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Laurus, hold the same in trust for Laurus and deliver the same forthwith to Laurus in the exact form received, duly endorsed by Pledgor to Laurus, if required, together with an undated transfer power covering such certificate duly executed in blank by Pledgor and with signature guaranteed, to be held by Laurus, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Interests of Pledgor as a dividend or other distribution or upon the liquidation or dissolution of any Issuer shall be paid over to Laurus to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests of Pledgor or any property shall be distributed upon or with respect to the Pledged Interests of Pledgor pursuant to any recapitalization, reclassification or reorganization of any Issuer, the property so distributed shall be delivered to Laurus to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests of Pledgor shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Laurus, hold such money or property in trust for Laurus, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Laurus, duly endorsed in a manner satisfactory to Laurus, to be held as Collateral pursuant to this Pledge Agreement.

(b) Without the prior written consent of Laurus, Pledgor shall not (1) except for any Permitted Transfer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any portion thereof, (2) create, incur or permit to exist any security interest, encumbrance, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Pledge Agreement or (3) enter into any agreement or undertaking restricting the right or ability of any Issuer to sell, assign or transfer any of the Collateral. Notwithstanding the foregoing, any Permitted Transfer shall be further conditioned on the following conditions being satisfied:

(i) No Event of Default shall exist prior to, and taking into account, the proposed transfer, including without limitation pursuant to the Note, or immediately thereafter;

(ii) The transferee with respect to such transfer shall have executed and delivered a pledge agreement in substance and form similar in all material respects to this Pledge Agreement and shall have agreed to be bound thereby;

(iii) Laurus shall have received an opinion of counsel of the transferee, in form and substance reasonably satisfactory to Laurus, if so requested by Laurus; and

(iv) The transferee of the transfer shall have delivered to Laurus an undated transfer power covering any certificate or certificates to be issued to such transferee, such undated transfer power to be duly executed in blank with signature guaranteed.

Upon satisfaction by the Pledgor and the transferee of the conditions set forth herein, in such case, the applicable Issuer shall cause the certificate (if any) evidencing the Pledged Interests of such transferring Pledgor that is subject to the Permitted Transfer to be cancelled and shall immediately thereafter cause a new certificate evidencing the equity interests subject to the Permitted Transfer to be issued in the name of the transferee and shall deliver such certificate to Laurus to be held pursuant to and under the terms of this Pledge Agreement.

(c) Pledgor shall warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, shall maintain the security interest created by this Pledge Agreement as a first priority security interest and shall defend such security interest against claims and demands of all Persons whomsoever.

(d) Pledgor acknowledges and agrees that it will not permit the terms of the LLC Agreement to be amended to change the status of any Pledged Interests as “securities” or “investment property” as set forth in Section 5(f), without the express written consent of Laurus. As of the date hereof, the Pledged Interests are represented by those certificates indicated on Schedule 1.

(e) Pledgor will not, and Pledgor will not permit Issuer to, (i) change the location of its chief executive office or principal place of business, (ii) change its name, identity or legal status as, in the case of the Pledgor, a corporation, and in the case of Issuer, a limited liability company, (iii) reorganize under the laws of another jurisdiction, or (iv) issue and new Pledged Interests, except to Pledgor or as permitted under Section 6(b) hereof.

(f) Pledgor shall not participate in any amendment to the LLC Agreement of any Issuer (i) that would extend any voting rights to any owner of any equity interest in such Issuer unless such equity interest is subject to the terms and provisions of this Pledge Agreement or such other pledge agreement as is reasonably acceptable to Laurus, (ii) that would otherwise impair the Collateral or adversely affect in any material respect the rights, privileges, benefits and security interests provided to or intended to be provided to Laurus or (iii) that in any way adversely affects the perfection of the security interest of Laurus in the Collateral.

(g) At any time and from time to time, upon the written request of Laurus, Pledgor shall promptly and duly execute and deliver to Laurus such further instruments and documents, provide such additional information and take such further actions at its expense as Laurus may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

7. Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to exercise all voting and company rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or company right exercised or other action taken which, in Laurus’ reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement.

8. Rights of Laurus.

(a) All money Proceeds received by Laurus hereunder shall be applied as provided in Section 10(a) hereof.

(b) If an Event of Default shall occur and be continuing, at Laurus’ option, (i) Laurus shall have the right to receive any and all cash dividends or other distributions paid in respect of the Pledged Interests and make application thereof to the Secured Obligations in such order as Laurus may determine, and (ii) the Pledged Interests shall be registered in the name of Laurus or its nominee, and Laurus or its nominee may thereafter exercise (A) all voting and other rights pertaining to the Pledged Interests at any meeting of owners of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the company structure of any Issuer, or upon the exercise by Pledgor or Laurus of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Laurus may determine), all without liability except to account for property actually received by it, but Laurus shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

9. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a) An “event of default” shall occur under any Note, the Securities Purchase Agreement or any other Document;

(b) Pledgor shall fail to perform or observe any covenant or condition to be performed or observed hereunder within fifteen (15) days of the occurrence thereof or, if longer, any applicable cure period; or

(c) Any representation or warranty made by Pledgor herein shall prove to be false or erroneous in any material respect.

10. Remedies.

(a) If an Event of Default shall have occurred and be continuing, at any time at Laurus’ election, Laurus may apply all or any part of Proceeds held by Laurus in payment of the Secured Obligations in such order as Laurus may elect.

(b) If an Event of Default shall have occurred and be continuing, Laurus may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Laurus, without resort to any other collateral or remedy under the Note or demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (including without limitation the Issuers) (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Laurus or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Laurus shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or its rights hereunder, including, without limitation, actual and reasonable attorneys’ fees and disbursements of counsel to Laurus, to the payment in whole or in part of the Secured Obligations, in such order as Laurus may elect, and only after such application and after the payment by Laurus of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need Laurus account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Laurus arising out of the exercise by it of any rights hereunder except for any claim, damage or demand arising from the gross negligence or willful misconduct of Laurus. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Laurus to collect such deficiency.

11. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs the Issuers to comply with any instruction received by Pledgor (or any of them) from Laurus in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor (or any of them), and Pledgor agrees that the Issuers shall be fully protected in so complying.

12. Appointment as Attorney-in-Fact.

(a) The Pledgor hereby irrevocably constitutes and appoints Laurus and any officer or agent of Laurus, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor and in Laurus’ own name, from time to time in Laurus’ discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsement, assignment or other instruments of transfer.

(b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a) hereof. All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

13. Duty of Laurus. Laurus’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Laurus deals with similar securities and property for its own account. Neither Laurus nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

14. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred hereunder and whether or not Laurus elects to foreclose on the security interest in the Collateral as set forth herein, neither the execution of this Pledge Agreement, receipt by Laurus of any of Pledgor’s rights, title and interests in and to any distributions, now or hereafter due to Pledgor from any Issuer, nor Laurus’ foreclosure of the security interest in the Collateral, shall in any way be deemed to obligate Laurus to assume any of Pledgor’s obligations, duties, expenses or liabilities under the LLC Agreement as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “LLC Obligations”), unless Laurus otherwise expressly agrees to assume any or all of the LLC Obligations in writing. In the event of foreclosure by Laurus, Pledgor shall remain bound and obligated to perform the LLC Obligations and Laurus shall not be deemed to have assumed any of such LLC Obligations except as provided in the preceding sentence.

15. Financing Statements and Further Documentation. Pledgor hereby authorizes Laurus to file financing statements with respect to the Collateral in such form and in such filing offices as Laurus reasonably determines appropriate to perfect the security interests of Laurus under this Pledge Agreement and agrees to execute all such instruments as may be required to perfect the security interest created hereby. Pledgor shall pay the cost of filing or recording the same in the public records specified by Laurus.

16. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Laurus and its respective successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that Laurus or its respective successors or assigns may incur by reason of this Pledge Agreement or by reason of any assignment of a Pledgor’s right, title and interest in and to any or all of the Collateral.

17. Consent and Waiver. Pledgor agrees that, without the prior written consent of Laurus, Pledgor shall not take any action that would operate to dilute the interest of Pledgor in any Issuer other than as permitted by this Pledge Agreement. Pledgor further agrees that, upon the written request of Laurus after an Event of Default has occurred and is continuing, Pledgor may be removed as a member of any Issuer and replaced with the assignee designated in such request. If Laurus so requests after an Event of Default has occurred and is continuing, Pledgor covenants and agrees to execute an amendment to the LLC Agreement of the relevant Issuer to reflect any such assignee’s substitution in place of Pledgor as a member of such Issuer, provided that such assignee shall adopt such LLC Agreement, and agrees to be bound by the terms and provisions thereof. In the event that any such assignee is admitted as a member of any Issuer in substitution of Pledgor, Pledgor agrees that such assignee shall not be liable for the obligations of Pledgor with respect to such Issuer arising before such assignee’s admission to such Issuer, except to the extent required by law. Pledgor hereby expressly waives any rights it may have under the LLC Agreement as a result of the enforcement by Laurus of any of its rights hereunder or the transfer (or agreement to transfer) by Laurus of any of its rights in any Issuer. Pledgor also hereby expressly waives any and all rights under the LLC Agreement of any Issuer which, whether exercised by Pledgor or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral, the foreclosure of such security interest in the Collateral by Laurus or the full realization by Laurus of any of its other rights under this Pledge Agreement or otherwise.

18. Notices. Any notice, request, instruction or other document or communication hereunder shall be in writing and shall be given in accordance with the terms of the Securities Purchase Agreement.

19. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, restated, supplemented or otherwise modified except by a written instrument executed by Pledgor and Laurus, provided that any provision of this Pledge Agreement may be waived by Laurus in a letter or agreement executed by Laurus or by facsimile transmission from Laurus.

    (b) Laurus shall not by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of Laurus, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Laurus of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Laurus would otherwise have on any future occasion.

    (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Laurus and its successors and assigns, provided that Pledgor may not assign its rights or obligations under this Pledge Agreement, except as otherwise expressly provided in Section 6(b) hereof, without the prior written consent of Laurus, and any such purported assignment not expressly provided for in Section 6(b) hereof or in this section shall be null and void.

23. Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS PLEDGE AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT;

PROVIDED, THAT LAURUS AND PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 11.8 OF THE SECURITIES PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LAURUS AND PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

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IN WITNESS WHEREOF, the undersigned has caused this Member Pledge Agreement to be duly executed and delivered as of the date first above written.

BLAST ENERGY SERVICES, INC.

By: /s/ John O’Keefe
Name: John O’Keefe
Title: EVP, CFO, and Co-CEO

LAURUS MASTER FUND, LTD.

By: /s/ Laurus Master Fund, LTD.
Name:
Title:

SCHEDULE 1

DESCRIPTION OF PLEDGED SECURITIES

Issuer	Owner	Certificate Number	Number of Units	Total Percentage of Ownership
Eagle Drilling Operations LLC	Blast Energy Services, Inc.	1	N/A	100%

SCHEDULE 2

IRREVOCABLE TRANSFER POWER

FOR VALUE RECEIVED, BLAST ENERGY SERVICES, INC., hereby sells, assigns and transfers unto __________________________________ ____(___) units of the membership interests of Energy Domestic Drilling Operations LLC standing in our name on the books of said limited liability company represented by Certificate(s) No(s). _____ herewith, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said membership interests on the books of said limited liability company with full power of substitution in the premises.

Dated: ___________________

BLAST ENERGY SERVICES, INC.

By:_____________________________

Name:

Title:

In presence of:

__________________________S